Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Names Risk Management Industry Leader
Joe Rodriguez as Chief Risk Officer

(FAIRMONT, W.Va.) November 14, 2024 – MVB Financial Corp. (Nasdaq: MVBF) (“MVB,” “MVB Financial” or the “Company”), the parent holding company for MVB Bank (the “Bank”), has named Joe Rodriguez as Chief Risk Officer. Rodriguez has a strong reputation in the financial services risk management industry as a leader who operates at the intersection of innovation and prudent risk management.

“We are pleased to welcome Joe Rodriguez to the MVB family as a trusted partner on the financial frontier, committed to the success of our Team, clients, communities and shareholders,” said Larry F. Mazza, CEO, MVB Financial and MVB Bank.

“Known for his deep-seated expertise in banking and financial services regulatory frameworks, Joe has built a reputation for building risk management teams that are not just safeguards, but drivers of business value and sustainable transformation.”

At MVB, Rodriguez leads the Office of Risk Management, including the risk, compliance and legal functions of MVB Bank. Working directly with the MVB Board of Directors Risk and Compliance Committee, he will continue to build MVB’s risk management capabilities.

Rodriguez comes to MVB from Capital One where he most recently served as the Executive Risk Officer for Financial Services, reporting to the Financial Services Business Chief Risk Officer. He managed a team of risk professionals who are responsible for enterprise risk and change management activities, including leading the regulatory change governance process for new/revised laws and regulations; conducting ongoing risk assessments, including RCSA; overseeing development and maintenance of compliance controls; leading regulator exam and internal audit engagements; managing risk and compliance reporting; and overseeing remediation of exam, audit and risk assessment findings. He also served as the Lead Compliance Officer for Financial Services, and Acting Head of Enterprise Privacy Compliance at Capital One.

Prior to his current role at Capital One, Rodriguez served as Lead Counsel – Financial Services Regulatory, AML and Sanctions at Walmart. There, he led enhancements to the company’s AML Compliance Program, advised on regulatory matters involving partner financial institutions and advised on agreements to expand Walmart’s money transmission and payments partnerships. Prior to his in-house experience, he served as outside counsel to leading banks and fintech companies and was a partner at the law firm Davis Wright Tremaine LLP, a firm known for its deep financial services practice.

Much of Rodriguez’s early career was spent in government service, where he was an early employee at the Consumer Financial Protection Bureau (CFPB). He served as Regional Counsel for the Bureau’s Southeast Region, advising on examination reports, MRAs and MOUs and evaluating institutional compliance. He was also a Trial Attorney at the U.S. Department of Justice, representing the United States in federal district court and bankruptcy court regarding complex tax and financial fraud matters. He began his career as an associate at the international law firm Milbank LLP.

Rodriguez received a B.S. in Accounting, magna cum laude, from the College of New Jersey. He received his J.D. from Harvard Law School.

About MVB Financial Corp.
MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank's subsidiaries, the Company provides banking services to Fintech clients throughout the United States. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements
MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.

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